EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the year ended December 31, 2015

I.	Introduction.

This report has been prepared by management of Brady Corporation (hereinafter referred to as “Brady”, the “Company”, “we”, “us”, or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2015. The report discusses efforts undertaken by Brady to determine whether our products contain casserite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to metallic forms of tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the reasonable country of origin inquiry (“RCOI”) and due diligence efforts discussed includes products both sourced directly by, and manufactured for, Brady in calendar year 2015.

The statements below are based on the activities performed to date in good faith by Brady and are based on information available at the time of this filing.

Brady manufactures, or contracts to manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. We do not purchase raw ore or unrefined minerals and conduct no purchasing activities directly in the Covered Countries. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

II.	Reasonable Country of Origin Inquiry
.
Our 2015 RCOI inquiry began with identifying the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals, or where 3TG minerals are required for the functionality or production of such products. In 2015, Brady expanded the scope of the review of its product lines, as compared to 2014, by evaluating new products and adding new suppliers to its RCOI during the filing year, and where there was uncertainty about whether a particular product potentially contained 3TG Minerals, it was included in the 2015 inquiries. The potential suppliers of the 3TG Minerals that may be contained in such products were determined to be “in scope.” The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted its RCOI of those suppliers deemed in scope, using the Conflict Materials Reporting Template (CMRT v.4.0 or higher), which is the Conflict Free Sourcing Initiative (CFSI) reporting template developed by the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI).

The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process included an escalation procedure seeking information from non-responsive suppliers. Our process resulted in an increase of 10% in the response rate year over year, and as of the date of this report, we have a response rate of approximately 80% of our in scope suppliers.

For 2015, as compared to 2014, a number of the surveyed suppliers reported a significant improvement in their own RCOI initiatives, and 245 smelters (versus 225 in 2014 and four in 2013) have been identified as potentially being part of our supply chain. Brady undertook due diligence on the identified smelters to determine their status regarding conflict minerals.

As such, we believe our process was reasonably designed and performed in good faith.

III.	Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five step framework the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and related supplements on tin, tungsten, tantalum, and the supplement on gold (collectively, the “OECD guidance”) as these relate to our position in the supply chain as a downstream user.

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady with respect to the reporting year:

•	Step 1-Maintain strong company management systems

▪	Brady maintains an internal conflict minerals team involving sourcing and global product compliance staff. The focus of this team is to implement our conflict minerals program and ensure compliance.

▪
Brady maintains a Conflict Minerals policy and policy statement which is available on our company website (see link below) in addition to our due diligence process for assisting the chain of custody of 3TG Minerals.

(http://www.bradycorp.com/en/sustainability/~/media/BradyCorp/Sustainability/Conflict%20Minerals/Brady%20Conflict%20Minerals%20Policy%20Final%205-20-2016.pdf)

▪	Communicated our policy on 3TG Minerals to all direct suppliers.

▪	Internal engagement - Brady conducted internal training to educate relevant employees in our conflict minerals program including reporting obligations.

▪	Supplier engagement - Brady conducted supplier awareness sessions concerning the commitments and requirements expected of Brady suppliers regarding 3TG Minerals, supported by follow up communication.

▪	Uses the tools created by EICC/GeSI including the conflict minerals reporting template for supply chain surveys to identify the smelters.

▪	The conflict minerals team reports on the progress of our conflict minerals program to senior management.

▪	We maintain a mechanism to enable the reporting of any customer facing questions related to conflict minerals and other supply chain matters.

▪	We retain conflict minerals program documentation in accordance with the Company’s existing corporate retention policy and procedures.

•	Step 2-Identify and assess risk in the supply chain

▪
The Brady conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the reporting year 2015 to identify products that may be in scope of the rule.

▪	Brady identified the direct suppliers of products or components that may contain 3TG Minerals.

▪
Brady conducted supply chain surveys of the in scope suppliers using the industry-developed CMRT and requested that suppliers conduct their own 3TG Mineral inquiries to identify smelters and refineries as well as the country of origin of 3TG Minerals in products that are supplied to Brady.

▪	Conducted follow ups with non-responding direct suppliers and also worked to clarify and validate the responses from the suppliers.

▪
Compared smelter listings supplied by responding suppliers with the CFSI list of validated conflict free and verified facilities and the US Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” (http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf) to verify smelter status. Further smelter confirmation was conducted using a commercially available smelter verification service.

•	Step 3-Design and implement a strategy to respond to identified risks

▪	We have a risk management plan that addresses known issues with suppliers that do not meet the requirements of Brady’s corporate sourcing policy.

▪	The conflict minerals team reports to senior management and the Board of Directors on the status of direct supplier responses.

•	Step 4- Carry out independent third-party audit of smelter/refiner's due diligence practices

▪
Brady relies on CFSI’s published lists of smelters and refiners that have been audited by various industry groups. Brady is many steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we do not conduct any purchasing activities in the Covered Countries.

▪
Supported the development and implementation of independent third party audits of smelters/refiners through our Conflict Minerals policy and procurement practices, which encourage suppliers to purchase materials from audited smelters/refiners.

•	Step 5-Report on supply chain due diligence

▪
Brady has publicly communicated its Conflict Minerals policy on our company website. (http://www.bradycorp.com/en/sustainability/~/media/BradyCorp/Sustainability/Conflict%20Minerals/Brady%20Conflict%20Minerals%20Policy%20Final%205-20-2016.pdf)

▪
Brady’s Form SD and Conflict Minerals Report were filed with the SEC and are also available on our company website. (http://www.bradycorp.com/en/sustainability/~/media/BradyCorp/Sustainability/Conflict%20Minerals/Brady_2015_FormSD_CMR_Final_052016.pdf)

Results of the Due Diligence measures

Brady’s due diligence on the source and chain of custody of necessary 3TG Minerals contained in its products revealed that Brady currently has no evidence that the smelters or refiners in its supply chain are sourcing minerals from mines that may be funding any conflict in the Covered Countries. Additional due diligence is on-going, since 12 smelters in our supply chain are still actively participating in “Conflict-Free” audit programs and we have not received responses from all our suppliers (approximately 80% of supplier responses received to date).

IV. Product Description; Processing Facilities

The scope of our inquiry covered the following products, which we believe are the most likely to contain metallic forms of 3TG Minerals:

•	Thermal transfer printers - both hand-held and desk models - containing electronic parts;

•	Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;

•	Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;

•	Safety signs and traffic signs;

•	Pads for medical applications and sorbent materials for environmental clean-up;

•	Lock-out / tag-out devices (primarily plastic);

•	Visitor identification badges, badge holders and lanyards, and wristbands; and

•	Die-cut materials for the telecommunications industry - primarily plastics and polyester foams.

Brady also sells products that are purchased “as is” from manufacturers and not manufactured, or contracted to be manufactured, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain of our lock-out/tag-out devices. Brady also develops software for products that are factory installed or downloadable. All of the foregoing products are not within the scope of this report.

The smelting and refining facilities used to process the 3TG Minerals that were identified by our suppliers are listed in Appendix 1(A and B) and the potential countries of origin of the 3TG Minerals are listed in Appendix 2 to this Conflict Minerals Report.

V.    Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated detailed discussions of conflict minerals in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include conflict minerals information in discussions with our suppliers, including detailed on-site assessments that examine policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain. In addition, we will continue to monitor the smelters in our supply chain that are currently participating in audit programs for their “Conflict-free” status.

VI.    Independent Private Sector Audit

Pursuant to SEC rules and related guidance, an independent private sector audit was not required for Brady’s conflict minerals filing for calendar year 2015.

Appendix 1(A)

Smelters/Refiners Identified by Suppliers and Verified as Conflict-Free, or “Low Risk” (Not Sourcing From Conflict Regions) According to CFSI

Metal Processed	Official Smelter Name	Known CID	Smelter Location
TUNGSTEN	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
GOLD	Advanced Chemical Company	CID000015	United States
GOLD	Aida Chemical Industries Co., Ltd.	CID000019	Japan
GOLD	Aktyubinsk Copper Company TOO	CID000028	Kazakhstan
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
TIN	Alpha	CID000292	United States
TIN	An Vinh Joint Stock Mineral Processing Company	CID002703	Vietnam
GOLD	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Brazil
GOLD	Argor-Heraeus SA	CID000077	Switzerland
GOLD	Asahi Pretec Corporation	CID000082	Japan
GOLD	Asahi Refining Canada Limited	CID000924	Canada
GOLD	Asahi Refining USA Inc.	CID000920	United States
GOLD	Asaka Riken Co., Ltd.	CID000090	Japan
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
GOLD	Aurubis AG	CID000113	Germany
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
GOLD	Bauer Walser AG	CID000141	Germany
GOLD	Boliden AB	CID000157	Sweden
GOLD	C. Hafner GmbH + Co. KG	CID000176	Germany
GOLD	Caridad	CID000180	Mexico
GOLD	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
GOLD	Cendres + Métaux SA	CID000189	Switzerland
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
GOLD	Chimet S.p.A.	CID000233	Italy
TIN	China Tin Group Co., Ltd.	CID001070	China
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
GOLD	Chugai Mining	CID000264	Japan
TIN	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China
TANTALUM	Conghua Tantalum and Niobium Smeltry	CID000291	China
TIN	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil
TIN	CV Gita Pesona	CID000306	Indonesia
TIN	CV Serumpun Sebalai	CID000313	Indonesia
TIN	CV United Smelting	CID000315	Indonesia
GOLD	Daejin Indus Co., Ltd.	CID000328	South Korea
GOLD	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China

TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China
GOLD	DODUCO GmbH	CID000362	Germany
GOLD	Dowa	CID000401	Japan
TIN	Dowa	CID000402	Canada
GOLD	DSC (Do Sung Corporation)	CID000359	South Korea
TANTALUM	Duoluoshan	CID000410	China
GOLD	Eco-System Recycling Co., Ltd.	CID000425	Japan
GOLD	Elemetal Refining, LLC	CID001322	United States
TIN	Elmet S.L.U. (Metallo Group)	CID002774	Spain
TIN	EM Vinto	CID000438	Bolivia
TIN	Estanho de Rondônia S.A.	CID000448	Brazil
TANTALUM	Exotech Inc.	CID000456	United States
TANTALUM	F&X Electro-Materials Ltd.	CID000460	China
GOLD	Faggi Enrico S.p.A.	CID002355	Italy
TIN	Fenix Metals	CID000468	Poland
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China
GOLD	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	China
TUNGSTEN	Ganxian Shirui New Material Co., Ltd.	CID002531	China
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	China
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
TIN	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
TIN	Gejiu Zi-Li	CID000555	China
TANTALUM	Global Advanced Metals Aizu	CID002558	Japan
TANTALUM	Global Advanced Metals Boyertown	CID002557	United States
TUNGSTEN	Global Tungsten & Powders Corp.	CID000568	United States
GOLD	Guangdong Jinding Gold Limited	CID002312	China
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
TANTALUM	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	China
TANTALUM	H.C. Starck Co., Ltd.	CID002544	Thailand
TUNGSTEN	H.C. Starck GmbH	CID002541	Germany
TANTALUM	H.C. Starck GmbH Goslar	CID002545	Germany
TANTALUM	H.C. Starck GmbH Laufenburg	CID002546	Germany
TANTALUM	H.C. Starck Hermsdorf GmbH	CID002547	Germany
TANTALUM	H.C. Starck Inc.	CID002548	United States
TANTALUM	H.C. Starck Ltd.	CID002549	Japan
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG	CID002550	Germany
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
GOLD	Heimerle + Meule GmbH	CID000694	Germany
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
GOLD	Heraeus Ltd. Hong Kong	CID000707	China
GOLD	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany

TANTALUM	Hi-Temp Specialty Metals, Inc.	CID000731	United States
TIN	Huichang Jinshunda Tin Co. Ltd	CID000760	China
TUNGSTEN	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
TUNGSTEN	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
GOLD	Hwasung CJ Co. Ltd	CID000778	South Korea
TUNGSTEN	Hydrometallurg, JSC	CID002649	Russia
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	China
GOLD	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
GOLD	Istanbul Gold Refinery	CID000814	Turkey
GOLD	Japan Mint	CID000823	Japan
TUNGSTEN	Japan New Metals Co., Ltd.	CID000825	Japan
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
GOLD	Jiangxi Copper Company Limited	CID000855	China
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
TIN	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China
TUNGSTEN	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
TANTALUM	Jiujiang Tanbre Co., Ltd.	CID000917	China
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russia
GOLD	JSC Uralelectromed	CID000929	Russia
GOLD	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
GOLD	Kazzinc	CID000957	Kazakhstan
TANTALUM	KEMET Blue Metals	CID002539	United States
TANTALUM	Kemet Blue Powder	CID002568	United States
TUNGSTEN	Kennametal Fallon	CID000966	United States
TUNGSTEN	Kennametal Huntsville	CID000105	United States
GOLD	Kennecott Utah Copper LLC	CID000969	United States
TANTALUM	King-Tan Tantalum Industry Ltd.	CID000973	China
GOLD	Kojima Chemicals Co., Ltd.	CID000981	Japan
GOLD	Korea Metal Co. Ltd	CID000988	South Korea
GOLD	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
GOLD
L' azurde Company For Jewelry
Note: L’azurde Co. has recently been moved by the London Bullion Market Association to “Former Good Delivery List” and is currently being re-assessed by the certifying body.
		CID001032	Saudi Arabia
GOLD	Lingbao Gold Company Ltd.	CID001056	China
GOLD	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China
TIN	Linwu Xianggui Smelter Co	CID001063	China
GOLD	LS-NIKKO Copper Inc.	CID001078	South Korea
TANTALUM	LSM Brasil S.A.	CID001076	Brazil
GOLD	Luo yang Zijin Yinhui Metal Smelt Co Ltd	CID001093	China

TIN	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
TIN	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
GOLD	Materion	CID001113	United States
GOLD	Matsuda Sangyo Co., Ltd.	CID001119	Japan
TIN	Melt Metais e Ligas S/A	CID002500	Brazil
TIN	Metallo-Chimique N.V.	CID002773	Belgium
TANTALUM	Metallurgical Products India Pvt., Ltd.	CID001163	India
GOLD	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
GOLD	Metalor Technologies SA	CID001153	Switzerland
GOLD	Metalor USA Refining Corporation	CID001157	United States
GOLD	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico
TANTALUM	Mineração Taboca S.A.	CID001175	Brazil
TIN	Minsur	CID001182	Peru
TIN	Mitsubishi Materials Corporation	CID001188	Japan
TANTALUM	Mitsui Mining & Smelting	CID001192	Japan
TANTALUM	Molycorp Silmet A.S.	CID001200	Estonia
GOLD	Moscow Special Alloys Processing Plant	CID001204	Russia
GOLD	Nadir Metal Rafineri San. Ve Tic. A.?.	CID001220	Turkey
TIN	Nankang Nanshan Tin Co., Ltd.	CID001231	China
GOLD	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
GOLD	Nihon Material Co., Ltd.	CID001259	Japan
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
TIN	Novosibirsk Integrated Tin Works	CID001305	Russia
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Vietnam
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
TIN	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
GOLD	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
GOLD	OJSC Kolyma Refinery	CID001328	Russia
GOLD	OJSC Novosibirsk Refinery	CID000493	Russia
TIN	Operaciones Metalurgical S.A.	CID001337	Bolivia
GOLD	PAMP SA	CID001352	Switzerland
GOLD	Penglai Penggang Gold Industry Co Ltd	CID001362	China
TANTALUM	Plansee SE Liezen	CID002540	Austria
TANTALUM	Plansee SE Reutte	CID002556	Austria
TUNGSTEN	Pobedit, JSC	CID002532	Russia
GOLD	Prioksky Plant of Non-Ferrous Metals	CID001386	Russia
TIN	PT Alam Lestari Kencana	CID001393	Indonesia
GOLD	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
TIN	PT Aries Kencana Sejahtera	CID000309	Indonesia
TIN	PT Artha Cipta Langgeng	CID001399	Indonesia
TIN	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
TIN	PT Babel Inti Perkasa	CID001402	Indonesia
TIN	PT Bangka Kudai Tin	CID001409	Indonesia

TIN	PT Bangka Timah Utama Sejahtera	CID001416	Indonesia
TIN	PT Bangka Tin Industry	CID001419	Indonesia
TIN	PT Belitung Industri Sejahtera	CID001421	Indonesia
TIN	PT BilliTin Makmur Lestari	CID001424	Indonesia
TIN	PT Bukit Timah	CID001428	Indonesia
TIN	PT DS Jaya Abadi	CID001434	Indonesia
TIN	PT Eunindo Usaha Mandiri	CID001438	Indonesia
TIN	PT Fang Di MulTindo	CID001442	Indonesia
TIN	PT Inti Stania Prima	CID002530	Indonesia
TIN	PT Justindo	CID000307	Indonesia
TIN	PT Karimun Mining	CID001448	Indonesia
TIN	PT Mitra Stania Prima	CID001453	Indonesia
TIN	PT Panca Mega Persada	CID001457	Indonesia
TIN
PT Pelat Timah Nusantara Tbk
Note: This smelter was not operational for 2015 but was reported by 3 of Brady’s suppliers. These suppliers have been notified to take corrective actions and report additional smelters if any. Additional follow up with the suppliers was not complete as of the date this report.
		CID001486	Indonesia
TIN	PT Prima Timah Utama	CID001458	Indonesia
TIN	PT Refined Bangka Tin	CID001460	Indonesia
TIN	PT Sariwiguna Binasentosa	CID001463	Indonesia
TIN	PT Seirama Tin investment	CID001466	Indonesia
TIN	PT Stanindo Inti Perkasa	CID001468	Indonesia
TIN	PT Sukses Inti Makmur	CID002816	Indonesia
TIN	PT Sumber Jaya Indah	CID001471	Indonesia
TIN	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia
TIN	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia
TIN	PT Tinindo Inter Nusa	CID001490	Indonesia
TIN	PT WAHANA PERKIT JAYA	CID002479	Indonesia
GOLD	PX Precinox SA	CID001498	Switzerland
TANTALUM	QuantumClean	CID001508	United States
GOLD	Rand Refinery (Pty) Ltd.	CID001512	South Africa
GOLD	Republic Metals Corporation	CID002510	United States
TANTALUM	RFH Tantalum Smeltry Co., Ltd.	CID001522	China
GOLD	Royal Canadian Mint	CID001534	Canada
TIN	Rui Da Hung	CID001539	Taiwan
GOLD	Sabin Metal Corp.	CID001546	United States
GOLD	Samduck Precious Metals	CID001555	South Korea
GOLD	SAMWON METALS Corp.	CID001562	South Korea
GOLD	Schone Edelmetaal B.V.	CID001573	Netherlands
GOLD	SEMPSA Joyería Platería SA	CID001585	Spain
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
GOLD	So Accurate Group, Inc.	CID001754	United States
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russia
TIN	Soft Metais Ltda.	CID001758	Brazil

GOLD	Solar Applied Materials Technology Corp.	CID001761	Taiwan
TANTALUM	Solikamsk Magnesium Works OAO	CID001769	Russia
GOLD	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
TANTALUM	Taki Chemicals	CID001869	Japan
GOLD	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Vietnam
TANTALUM	Telex Metals	CID001891	United States
TIN	Thaisarco	CID001898	Thailand
GOLD	The Great Wall Gold and Silver Refinery of China	CID001909	China
GOLD	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
GOLD	Tokuriki Honten Co., Ltd.	CID001938	Japan
GOLD	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China
GOLD	Torecom	CID001955	South Korea
TANTALUM	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
GOLD	Umicore Brasil Ltda.	CID001977	Brazil
GOLD	Umicore Precious Metals Thailand	CID002314	Thailand
GOLD	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium
GOLD	United Precious Metal Refining, Inc.	CID001993	United States
GOLD	Valcambi SA	CID002003	Switzerland
TUNGSTEN	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Vietnam
GOLD	Western Australian Mint trading as The Perth Mint	CID002030	Australia
TIN	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil
TUNGSTEN	Wolfram Bergbau und Hütten AG	CID002044	Austria
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CID002082	China
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China
GOLD	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan
TANTALUM	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China
GOLD	Yokohama Metal Co., Ltd.	CID002129	Japan
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China
GOLD	Yunnan Copper Industry Co Ltd	CID000197	China
TIN	Yunnan Tin Group (Holding) Company Limited	CID002180	China
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
TANTALUM	Zhuzhou Cemented Carbide	CID002232	China
GOLD	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	China

Appendix 1(B)

Active Smelters*

Metal Processed	Official Smelter Name	Known CID	Smelter Location
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	China
TIN	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
TUNGSTEN	Kennametal Fallon	CID000966	United States
GOLD	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
TUNGSTEN	Pobedit, JSC	CID002532	Russia
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China

*All smelters/refiners on this list have been identified as currently undergoing the audit process.

Appendix 2
Possible Countries of Origin*

Australia	India
Canada	Niger
China	Indonesia
Japan	South Korea
Peru	Nigeria
Portugal	Kazakhstan
Spain	Poland
Taiwan	Mozambique
United States	Sierra Leone
Bolivia	Namibia
Germany	Zimbabwe
Thailand	Estonia
Mexico	Austria
Uzbekistan	France
Chile	Laos
Jersey	Mongolia
South Africa	Burundi
Brazil	Kyrgyzstan
Argentina	Saudi Arabia
Hong Kong	United Kingdom
Singapore	United Arab Emirates
Switzerland	Belgium
Guinea	Tanzania
Papua New Guinea	Ghana
Malaysia	Mali
Armenia	Guyana
Turkey	Suriname
Philippines	Netherlands
Sweden	Vietnam
DRC- Congo	Morocco
Zambia	Myanmar
Russia	Belarus
Italy	Angola
Rwanda	Tajikistan
Ethiopia

*These countries were identified as “possible sources of mineral origin” partly based on supplier declarations, and partly by our external smelter verification service.  However, Brady is many steps removed from the mines and smelters, there are many tiers of suppliers in our supply chain, and there is uncertainty as to whether ore from these countries would be present in our supply chain. Brady continues to work with our suppliers, and use publicly available information as well as commercially available services to take corrective actions as needed to further improve our due diligence as it relates to supply chain transparency.